EXHIBIT 1

                             JOINT FILING AGREEMENT
                             ----------------------

         JOINT FILING AGREEMENT, dated as of May 23, 2000, by and between Thomas
G. Woolston and MercExchange, L.L.C., a Virginia limited liability company.

         WHEREAS, each of the parties hereto beneficially owns shares (the "Shares") of common stock of Aden Enterprises, Inc., a California corporation (the "Company").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The parties hereto shall prepare a simple statement containing the information required by Schedule 13D with respect to their respective interests in the Shares (the "Schedule 13D") and any necessary amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

         2. Mr. Thomas G. Woolston shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

         3. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                         THOMAS G. WOOLSTON


                                         Signed:    /s/ Thomas G. Woolston
                                                    ----------------------------


                                         MERCEXCHANGE, L.L.C.


                                         By:        /s/ Thomas G. Woolston
                                                    ----------------------------
                                                    Thomas G. Woolston
                                         Its:       Managing Member